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                                                EXHIBIT 10.19

                                                               U.S BANK LOGO

MARK E. TSUTAKAWA
Vice President
Washington Corporate Banking

10800 Northeast 8th Street, Suite 1000
Bellevue, Washington 98004
206-450-5914
206-450-5989 Fax


July 12, 1995



Mr. Ronald W. Tarrant, Chairman, President & CEO
FLOW INTERNATIONAL CORPORATION
23500 - 64th Avenue South
Kent, Washington 98032

         RE:     FLOW INTERNATIONAL CORPORATION
                 AMENDMENT TO COMMITMENT LETTER DATED JULY 6, 1995

Dear Ron:

I am extremely pleased to confirm U.S. Bank of Washington, National Association's (U.S. Bank) commitment to provide Flow International Corporation
(Flow) with a credit facility as described below:

BORROWER:                 Flow

AMOUNT:                   $60,000,000

USE OF PROCEEDS:          Proceeds to be used for general operating and
                          acquisition funding requirements. Facility to allow for the issuance of letters of credits up to an aggregate limit of $20,000,000.

STRUCTURE/TERMS:          Credit facility to be set up as a 5 year reducing
                          revolver.  Commitment to be reduced as follows:

                                           Year 1:                           -0-
                                           Year 2:                           -0-
                                           Beginning of Year 3:              $8,000,000
                                           Beginning of Year 4:              $8,000,000
                                           Beginning of Year 5:              $8,000,000
                                           End of Year 5:                    Outstanding Balance Due.


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MR.  RONALD W. TARRANT, CHAIRMAN, PRESIDENT & CEO
JULY 12, 1995
PAGE 2



INTEREST RATE/
         FEES: U.S. Bank's Prime Rate adjusted on the same day as any change in U.S. Bank's Prime Rate, and/or an IBOR (Inter-Bank Offering Rate) based matrix summarized as follows (borrower's option of 30, 60, 90, and 360 days):

                          Spread Over IBOR            Funded Debt Multiple
                          ----------------            --------------------
                               1.00%                      < 1.50 Times
                               1.35%                     1.50 to 3.00 Times

                       An upfront fee of $220,000.

                       A 10 basis point per annum fee to be assessed quarterly on the unused portion of the commitment.

REPAYMENT:             Interest to paid monthly.  All outstanding principal
                       and accrued interest shall be paid in full on or before maturity.

COLLATERAL:            Blanket lien on the assets of Flow International
                       Corporation. Bank will retain the option of requiring a priority lien on the acquired company's assets and/or stock. Secured on a pari-passu basis with a proposed $15,000,000 private placement of senior debt.


CONDITIONS

With the exception of the following conditions, this commitment is irrevocable by U.S. Bank. The closing of the Facility committed to herein and U.S. Bank's commitment to make advances under the Facility is subject to the following conditions

1. NO CHANGE IN CONDITION. There must be no material adverse change in the financial condition, assets, operating status or financial prospects of Flow or any of its subsidiaries from the period beginning with the date of this commitment through the date of closing. As of the date of this letter, U.S. Bank is not aware of any adverse change in Flow's financial condition.

2. LOAN DOCUMENTS. At the closing, Flow and any of its subsidiaries shall execute such documents at U.S. Bank in its discretion deems necessary in order to render itself secure. Among the documents to be executed at closing will be a loan agreement, promissory notes and various certifications regarding the parties' authority to enter into this transaction.


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MR.  RONALD W. TARRANT, CHAIRMAN, PRESIDENT & CEO
JULY 12, 1995
PAGE 3


3. CERTAIN PROVISIONS. Among the provisions of the loan documents will be representations and warranties concerning, among other things, securities offerings, pension plans, the absence of litigation, corporate authorization and existence, and government approval and licenses. There will be a number of affirmative and negative covenants treating such matters as the use of the proceeds, maintenance of financial condition, the keeping of books and records, U.S. Bank's inspection rights, insurance, financial reporting, payment of dividends, other indebtedness, encumbrance of assets, investments and the sale of assets and securities. Various events of default shall be identified. Among the provisions to be contained in the loan documents will be the following:

      3.1 Flow shall maintain minimum consolidated working capital of $40,000,000. The minimum working capital covenant shall be increased as follows: $50,000,000 by 04/30/96; $55,000,000 by
              04/30/97; and $60,000,000 by 04/30/98 and thereafter.

      3.2     Flow shall maintain a minimum current ratio of 2.00:1.

      3.3 Flow shall maintain minimum consolidated Tangible Net Worth of $33,000,000. The minimum Tangible Net Worth covenant shall be increased as follows: $35,000,000 by 04/30/96;
              $50,000,000 by 04/30/97; and $65,000,000 by 04/30/98 and
              thereafter.

      3.4 Flow shall maintain a maximum Funded Debt Multiple of 3.00 times. The Funded Debt Multiple covenant shall be decreased as follows: 2.50 times by 05/01/97; 2.25 times by 05/01/98; and
              2.00 times by 05/01/99 and thereafter. The Funded Debt Multiple is defined as follows: Total Funded Senior Debt (including capital leases) divided by EBITDA (based on the trailing four quarters). EBITDA attributed to acquisitions shall be considered (based on their trailing four quarters) in the Funded Debt Multiple calculation.

      3.5 Flow shall maintain a minimum Cash Flow Coverage of 1.50 times. Cash Flow Coverage is defined as: (Net Income after taxes + Depreciation + Amortization + interest expense - dividends - unfunded capital expenditures) divided by (Current Portion of Long Term Debt + interest expense). This covenant shall be tested annually.


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MR. RONALD W. TARRANT, CHAIRMAN, PRESIDENT & CEO
JULY 12, 1995
PAGE 4



         3.6 Flow shall advise U.S. Bank of any litigation in excess of $250,000.

         3.7 Flow shall not sell, pledge or otherwise encumber any title or rights in technology, patents, etc. without prior written notification and approved by U.S. Bank.

         3.8 With the exception of Cash Flow Coverage which will be tested annually, financial covenants will be tested quarterly.

         3.9 U.S. Bank reserves the right to require the guarantees of the other Flow subsidiaries.

    4. REPORTING. The loan documents shall require financial reporting requirements of Flow and any of its subsidiaries. Among the provisions to be contained in the loan documents shall be the following:

         4.1     Quarterly agings of accounts receivable and accounts payable.

         4.2     Annual consolidated audited financial statements and 10K.

         4.3 Quarterly 10Q reports to be provided to U.S. Bank together with quarterly compliance certificates.

         4.4 Annual financial projections of Flow and its affiliates on a fiscal year basis.

    5. ACQUISITIONS. All acquisitions by Flow and any of its subsidiaries shall be subject to U.S. Bank's prior written approval, which approval shall not be unreasonably withheld, and shall be based upon all information available to U.S. Bank and Flow with respect to any proposed acquisition.

    MISCELLANEOUS

    1. INTEREST RATES. U.S. Bank's Prime rate is the rate of interest announced or published by U.S. Bank from time to time as its "Prime Rate", but is not necessarily the lowest or best rate charged to any classification of U.S. Bank customers. The Prime rate is a floating rate, changes in which shall be effective on the day announced or published by U.S. Bank. IBOR is the Interbank Offering Rate. All interest shall be calculated on a 360 day basis for the actual number of days elapsed. The loan documents shall provide for default interest rates and late fees.


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MR. RONALD W. TARRANT, CHAIRMAN, PRESIDENT & CEO
JULY 12, 1995
PAGE 5



2. PREPAYMENT. Flow may prepay all or any portion of any facilities tied to U.S. Bank's Prime rate without premium or penalty, Any prepayment of loan balances utilizing IBOR based interest rates will be subject to the prepayment penalties stated in the IBOR addendums.

3. NO ASSIGNMENT; EXPENSES. This commitment is not assignable by operation of law or otherwise without U.S. Bank's prior written consent. Flow shall reimburse U.S. Bank for all of its reasonable out-of-pocket expenses incurred in connection with any of its facilities promptly upon demand, whether or not this transaction closes or is funded. Such expenses shall include, without limitation, attorney fees, examination expenses and filing fees. This obligation shall survive the expiration or termination of this commitment. This letter may be relied upon by any third party, and except as required by law, shall be treated as confidential.

4. EXPIRATION OF COMMITMENT; CLOSING. If not accepted by Flow, this commitment shall Expire on August 15, 1994. This commitment may be extended or modified only by written agreement by U.S. Bank and Flow

         We are pleased to extend this commitment to Flow and we look forward to continuing our relationship.

"ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW."

U.S. BANK OF WASHINGTON


MARK TSUTAKAWA
- -----------------------
Mark Tsutakawa
Vice President


MET/lkh


Accepted by:

FLOW INTERNATIONAL CORPORATION


\s\ Ronald W. Tarrant Chairman, President & CEO              13 July 1995
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